INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No.115 to Registration Statement (No. 2-67052) on Form N-1A of Forum Funds of our reports for Maine TaxSaver Bond Fund, New Hampshire TaxSaver Bond Fund, Payson Value Fund, and Payson Balanced Fund each dated May 17, 2002 in the Statements of Additional Information, which are part of such Registration Statement, and to the references to us under the headings "Financial Highlights" appearing in the Prospectuses, which are part of such Registration Statement.


DELOITTE & TOUCHE LLP
Boston, Massachusetts
July 29, 2002